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                                    ANNEX V

                          INTERNET RESELLER AGREEMENT



         THIS AGREEMENT, executed this ___ day of ___________, 1997, by and between FEIST SYSTEMS, INC. ("FSI") and FEIST LONG DISTANCE SERVICE, INC. ("FLD").

         IT IS AGREED between the parties hereto as follows:

         1. INTERNET ACCESS SERVICES. FLD will receive the rights to re-sell internet access services to new and existing customers at a cost of 25% discount of FSI's retail rates. FLD will be responsible for billing and collection of such services and net 20 payment of FSI's invoice. FSI will handle all install issues, provide two days of training for sales personnel, training materials and diskettes, technical support and will be responsible for billing FLD. FSI will also be responsible for maintaining the infrastructure necessary to provide such services. FLD agrees to resell FSI internet services exclusively in the Wichita and Topeka markets provided FSI maintains a port capacity of a total of ten (10) subscribers of FSI and FLD per port.

         2. TERM AND BINDING EFFECT. This agreement shall remain in effect for a term of five (5) years from __________________, 1997. It is binding upon the parties hereto and shall only be terminated with 120 day written notice.

                                         FEIST SYSTEMS, INC.


                                         By
                                           ------------------------------------
                                                  Jay Feist, President

                                         FEIST LONG DISTANCE SERVICES, INC.


                                         By:
                                           ------------------------------------
                                                  Todd Feist, President